Exhibit 10.61

Your effective fee is 6% if Discount Credits are applied to all the proceeds of the Advance. Discount Credits are applied to eligible marketing expenses. This summary information is not complete and is for discussion purposes only. Please read this Agreement carefully for complete terms and conditions.

Revenue Share Agreement

Advance #: 180765

This Revenue Share Agreement (“Agreement”) is made and entered into as of 10/22/2021 (“Effective Date”) between CFT Clear Finance Technology Corp. (“we”, “us” or “our”) and the company listed below (“you”, “your” or “Company”) (collectively, the “parties,” or individually a “party”). THIS AGREEMENT HAS AN ARBITRATION PROVISION IN SECTION 11.11; PLEASE REVIEW IT CAREFULLY AS IT AFFECTS YOUR RIGHTS.

1. COMPANY INFORMATION

Company Legal Name: kidpik corp

Name and Title of Authorized Officer: Moshe Dabah

Mailing Address: 200 Park Ave S, 3rd Floor, New York, NY, 10003

Physical Address (Headquarters): 200 Park Ave S, 3rd Floor, New York, NY, 10003

Phone: 2123992323

Email: clearbanc@kidpik.com

2. CERTAIN AMOUNTS AND TERMS

For purposes of this Agreement:

“Advance”	:	$50,000, which is equal to the Purchase Price minus the Outstanding Amount.

“Currency”	:	“Dollars” or $ or “Currency” refers to the lawful currency of United States, unless otherwise specified in this Agreement.

“Discount Credit”	:	an amount equal to the Eligible Proceeds, multiplied by the Percentage Discount.

“Eligible Proceeds”	:	are the proceeds of the Advance that you have directly spent (after settlement and without any refund) in the Currency with a Preferred Vendor (as we determine based on the date you spent such proceeds).

“Existing Terminating Revenue Share Agreement”	:	167079

“Outstanding Amount”	:	$807,847.21, which is the amount of Future Receivables we purchased from you under the Existing Terminating Revenue Share Agreement that remain undelivered to us as of the Effective Date.

“Percentage Discount”	:	6%

“Preferred Vendors”	:	the list of vendors available at https://my.clearbanc.com/account/preferred-p ricing, which such list may be updated or changed by us in our sole and absolute discretion at any time without notice to you. Any such update or change will be effective as of 12:00 a.m. EST on the immediate next day after we make such update or change.Each a “Preferred Vendor”.

“Purchase Price”	:	$857,847.21

“Specified Amount”	:	$863,847.21

“Specified Percentage”	:	12.50%

3. DUE DILIGENCE

3.1. Amount of Advance Subject to Review

The amount of the Advance we may pay you is contingent on review by us of any factors we consider relevant, including the accuracy of the information you provide, the strength of your business, your ability to meet your obligations under this Agreement, external forces or conditions affecting your or our business and the purpose of any of the transactions contemplated under this Agreement. You understand and acknowledge that we may use automated processes for such purposes, including calculating the Purchase Price, the Specified Percentage and otherwise determining your ability to meet your obligations under this Agreement.

3.2. Right to Decline Offer and Adjust Amount of the Purchase Price

We reserve the right to decline to purchase any Future Receivables you have offered or will offer to sell, assign and transfer to us or to revoke our acceptance of any such offer. In the event that the Purchase Price is adjusted to any amount other than zero (0), we will endeavor to give you notice of the adjustment and the opportunity to accept or reject it (as applicable). If you receive the Advance before you accept or reject the adjusted Purchase Price and you use any portion of the Advance or do not return it to us within three (3) business days, you will be deemed to have accepted the adjusted Purchase Price and the Advance we paid to you. If you reject the adjusted Purchase Price and you return the Advance in full within three (3) business days, this Agreement is terminated.

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4. SALE AND PURCHASE OF FUTURE RECEIVABLES

4.1. Purchase and Sale Transaction

Upon our initially making the amount of the Advance available to you, you hereby agree to sell, assign and transfer to us, and we hereby agree to purchase from you, all of your right, title and interest in and to the Specified Amount of Future Receivables, in accordance with and subject to the terms of this Agreement. YOU UNDERSTAND AND AGREE THAT THIS IS A PURCHASE AND SALE TRANSACTION, NOT A LOAN.

“Future Receivables” include all future payments made by cash, check, ACH, direct or pre-authorized debit, wire transfer, credit card, debit card, charge card or other form of payment in connection with, arising from, related to or otherwise attributable to your business, including for goods, services or facilities provided by you.

4.2. Amount of Advance

We will pay you the Advance for all of your right, title, and interest in and to the Specified Amount of Future Receivables. If, after the Effective Date but before we fund the Advance under this Agreement, you make payments on Future Receivables that we purchased from you under the Existing Terminating Revenue Share Agreement and that remained undelivered as of the Effective Date, those payments will be deemed a partial payment of the Specified Amount under this Agreement.

4.3 Discount Credits

Provided that no Event of Default has ever occurred and that you are in compliance with this Agreement at all times, we will deduct the Discount Credit from the Specified Amount you are required to deliver to us. All Discount Credits will be calculated by us based on our records, which such calculation shall be conclusive absent manifest error.

Notwithstanding the foregoing, you acknowledge and agree that any Discount Credit that is applied under this Agreement or was applied under any Existing Terminating Revenue Share Agreement with respect to any transaction that did not settle or was otherwise refunded will be cancelled from the total Discount Credits applied hereunder.

Upon our request at any time, you shall promptly (and in any event within 48 hours) provide us with the invoice of the underlying transaction along with any supporting documents for us to determine compliance with the Eligible Proceeds requirements.

4.4. Delivery of Advance

Upon our initially making the amount of the Advance available for your use with the Approved Card (defined below) or the Invoice Payment Dashboard (defined below) (even if you choose not to spend any or all of the Advance), (a) you will deliver, and will cause to be delivered, on each day to us, the Specified Percentage of Future Receivables until we have received the Specified Amount, and (b) you acknowledge that good, sufficient and valuable consideration has been received.

You understand and acknowledge that the Advance will be made available to you from our bank account (“Clear Bank Account”) on or after the date this Agreement is fully executed (such date this Agreement is fully executed, the “Closing Date”) by (i) using a payment card that we have authorized (the “Approved Card”), or (ii) using our invoice payment dashboard (such dashboard or any other form of transmittal acceptable to us in our sole and absolute discretion, the “Invoice Payment Dashboard”). While some of our other products or services may charge fees to use the Invoice Payment Dashboard, we will not charge you a fee to use the Invoice Payment Dashboard for any Advance made under this Agreement. Neither the Approved Card nor the Invoice Payment Dashboard may be used to redeem the Advance proceeds for cash, including through ATM cash withdrawals.

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4.5. Deposit of Future Receivables

You agree that all Future Receivables generated by your business will be deposited in the bank account we have on file for you (“Company Bank Account”), to which an irrevocable ACH authorization agreement or direct or pre-authorized debit agreement, as applicable (any such agreement, the “Authorization Agreement”), relates. You agree to provide us with the Authorization Agreement on or immediately prior to the Closing Date. You understand that we would not pay you the Advance without you providing the Authorization Agreement. You agree that we may access, debit and review the Company Bank Account, including to assess the amount of Future Receivables you have generated and to debit the Company Bank Account for all amounts owed to us under this Agreement. You will provide us any information we request to conduct such assessments.

You agree to instruct your payment processors to deposit all payments it processed for you into the Company Bank Account. You agree not to change the Company Bank Account or any payment processor account, billing platform account (for example, including Stripe Billing, Chargify, Chargebee, Recurly and Zuora) or other platform account you have connected to us (such accounts and the Company Bank Account, collectively, the “Connected Accounts”) without our advance written consent. You agree to provide us with read-only access codes to the Connected Accounts (including via Plaid or similar services) and agree not to change such access codes without our advance written consent.

4.6. Delivery of Future Receivables

You agree to deliver, and cause to be delivered, to us the Specified Percentage of Future Receivables (a) if available, by having it delivered to us directly, and (b) by authorizing us to debit such amount on each business day from the Company Bank Account by ACH, direct or pre-authorized debit, electronic check or other method, until the full Specified Amount has been delivered to us. You understand that it is your responsibility to ensure that the Specified Percentage of Future Receivables and any other amounts owed to us under this Agreement are always available in the Company Bank Account. If a transaction is rejected, we may debit the Company Bank Account again until the transaction is completed. You are solely responsible for any fees or charges incurred from overdrafts or rejected transactions and you authorize us to debit the Company Bank Account for any such fees or charges that we may incur.

You may also make additional deliveries of Future Receivables at any time. Additional deliveries may be made by postal mail to the following address: CFT Clear Finance Technology Corp., 2810 N Church St #68100, Wilmington, DE 19802-4447. You may also contact us for additional delivery options by emailing support@clearbanc.com. All additional deliveries must be made in good funds by check, cashier’s check, money order, ACH, direct or pre-authorized debit or wire transfer in the applicable Currency from a bank account or bank offering such services or instruments.

You agree not to send us any deliveries marked “paid in full”, “without recourse” or other qualification. If you send such a marked delivery, we may accept it without waiving any of our rights under this Agreement.

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If you have a good faith, reasonable belief that you delivered to us an excess amount of Specified Percentage of Future Receivables (such transaction, the “Error Transaction”), you may submit a request to us by emailing payments@clearbanc.com to review such transaction. In your request you will provide your legal business name, the Advance identification number related to the Error Transaction, the date of the Error Transaction, the excess amount you believe was delivered in the Error Transaction and why you believe it to be an Error Transaction (along with all supporting documents, materials and information). If, after reviewing the Error Transaction, we determine, in good faith based on our records, that you delivered an excess amount in the Error Transaction, and provided that no Event of Default has occurred or continuing, we will return such excess amount delivered to us in the Error Transaction within thirty (30) business days after the date we completed our review of the Error Transaction and communicated our findings to you. We may also collect from you any shortfall in all deliveries, including by debiting the Company Bank Account. Any review or other reconciliations we perform will not relieve you or otherwise delay you from delivering the full Specified Amount and any other amounts owed to us.

4.7. Change in Future Receivables

If your generation of Future Receivables changes or is expected to change significantly, you may request a change in the Specified Percentage on a go-forward basis. You will provide us any documents, materials or information we ask for to support your request, including your bank statements. We may approve or deny your request in our sole and absolute discretion. We will notify you if changes will be made, and any changes will be deemed the new Specified Percentage until a subsequent change by us.

You agree to diligently engage in continuous activity that generates Future Receivables to be delivered in accordance with this Section 4.7, starting no later than five (5) business days from the date that you receive the Advance. If you generate less Future Receivables than we anticipated or projected because your business has slowed down, or if your business ceases operations in the ordinary course of business, and if you have not in any way otherwise breached this Agreement, you will deliver less than the Specified Amount and not be deemed to be in breach of this Agreement.

4.8. Use of Advance

You agree that the proceeds of the Advance will be used solely for, and the Approved Card and the Invoice Payment Dashboard may permit spending for, only the purposes permitted in Section 7.7. You acknowledge and agree that we may, in our sole and absolute discretion, reject any Approved Card or Invoice Payment Dashboard transaction, including those which do not comply with the requirements of this Agreement, our internal policies, or applicable laws and regulations. You acknowledge and agree that the Clear Bank Account, the Approved Card and the Invoice Payment Dashboard are subject to rules and restrictions imposed by us from time to time, including with respect to access and spending rights. For your convenience, and without prejudicing any of our rights to receive the Specified Percentage of Future Receivables and the Specified Amount of Future Receivables, you may choose not to spend the entire amount of the Advance on a single day.

You may from time to time direct us to pay in whole or in part the proceeds of the Advance to eligible third parties you designate on the Invoice Payment Dashboard (such direction, the “Directed Payment Instruction”). If the balance of your unused and available Advance is less than the amount of the Directed Payment Instruction, you may not use the Invoice Payment Dashboard to facilitate payment of the Directed Payment Instruction. You agree to assume sole and absolute responsibility for any Directed Payment Instruction and such instructions may be relied upon by us, whether or not an error could be detected by us. You do not have the right to cancel or amend any Directed Payment Instruction once given to us. You acknowledge and agree that we may, in our sole and absolute discretion, reject any Directed Payment Instruction, including those which do not comply with the requirements of this Agreement, our internal policies, or applicable laws and regulations. You are solely responsible for timely payments to your payees and we have no liability for any late or missed payments.

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5. AUDITS AND INFORMATION RIGHTS

5.1. Audits

You will maintain accurate books and records related to your business and this Agreement. We and our employees, agents, contractors and representatives may, upon reasonable notice and at reasonable times, perform audits of your premises, business, operations, systems, books, records, documents, data and information to assess your compliance with this Agreement. You will provide us any assistance we may request in connection with such audits or other information requests, including providing data and documentation, and making available your employees, contractors, and agents to answer our questions.

5.2. Information Requests

You will promptly (and in any event within three (3) business days, unless we expressly specify in writing another period) provide us with copies of, or access to, additional documents, materials and information that we may request from you, your affiliates or your representatives from time to time to confirm or supplement any documents, materials and information you provided or that we may require for any legal, regulatory, compliance, internal or business purpose. If you fail to comply with the foregoing, or if any of the additional documents, materials or information you provided or gave access to are in our sole and absolute view insufficient or unsatisfactory in any way, we reserve the right, in our sole and absolute discretion, to terminate this Agreement or otherwise deem you in breach of this Agreement and exercise any and all rights which may be available to us under this Agreement, including immediately cancelling, blocking or otherwise preventing or terminating access to, the Approved Card and the Invoice Payment Dashboard (including, in each case, rescinding any payments) (which such rights will be available to us without any requirement to provide you notice or a cure period which may otherwise be provided under this Agreement).

6. YOUR AGREEMENTS

From the Effective Date until the Specified Amount of Future Receivables and all other amounts owed to us under this Agreement are delivered to us in full you agree (a) to conduct your business in good faith and in a manner that reflects favourably at all times on the good name, goodwill and reputation of you and us and to use your best efforts to continue your business at least at its current level to ensure that we obtain the Specified Amount of Future Receivables from any platform on, or method with, which it is generated; (b) not to take any action to discourage us from receipt or collection of the Specified Amount of Future Receivables, including (i) disposing of assets or inventory used in the generation of Future Receivables (including disposing in a manner that is not in the ordinary course of business, that is inconsistent with your general past practice, or to a related party or an affiliate), (ii) diverting Future Receivables from the Connected Accounts, or (iii) removing or changing any Connected Account’s authorizations, log-in or access codes which you have provided to us (including username, password, email address or other access credentials); (c) not to enter into any cash advance, factoring, royalty, revenue share or similar arrangement that relates to or involves your Future Receivables with any party other than us or our affiliates; (d) not to enter into any new loan agreement that is secured (without provisions for release) by the Future Receivables; (e) to diligently continue engaging in continuous activities that generate Future Receivables; (f) to comply with all laws, regulations, and other applicable requirements to the extent that such compliance is required in order for you to continue engaging in activities that generate Future Receivables; (g) that any representation, statement, certification, or information made or furnished to us by you or on your behalf, including information provided by you in our online forms and applications (including in connection with due diligence), is and will be true, accurate and complete; (h) to notify us immediately if we make a mistake in connection with the Advance or your delivery of Future Receivables; (i) to return to us immediately any funds that we provided to you in error or that are subject to dispute; (j) to continue to share with us, and cause to be shared with us, any banking, payment processor, billing, platform, account data or other information we request related to Future Receivables; and, (k) that your execution and performance of this Agreement will not conflict with any other agreement you are a party to.

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You and any individuals executing this Agreement on your behalf authorize us, our agents, contractors and representatives and any agency engaged by us to investigate any references given or any other statements, information or data obtained from or about you for any purpose related to this Agreement and at any time thereafter, so long as Future Receivables equal to the Specified Amount have not been delivered to us, any obligation to us remains outstanding, or we are making a determination of your eligibility to enter into any other agreement with us.

7. REPRESENTATIONS; WARRANTIES; AND COVENANTS

You represent, warrant and covenant the following continuously from the Effective Date until the Specified Amount of Future Receivables and any other amounts owed to us under this Agreement are delivered to us in full:

7.1. Organization; Authority

You are duly incorporated or formed, validly existing and in good standing under the laws of your jurisdiction of incorporation or formation. You have all necessary corporate power, authority and capacity to enter into this Agreement and to carry out your obligations, covenants and agreements under this Agreement. This Agreement and the Authorization Agreement have been duly executed and delivered and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and has been authorized by applicable corporate action. The individual(s) executing this Agreement and the Authorization Agreement for you has the authority to do so. Any user of the Approved Card, Invoice Payment Dashboard or any online customer portal we may make available to you through our website of the Company (including the individual(s) that have executed this Agreement) is authorized in the name of and on behalf of the Company to take all actions in order to effect the transactions contemplated under this Agreement (including the execution of further agreements and certificates, the modification, waiver and amendment of any terms of this Agreement and the payment of amounts owed to us).

7.2. Information

All information (financial, due diligence and other) provided by, or on behalf of, you to us relating to this Agreement is and will be true, accurate and complete in all respects.

7.3. Reliance on Information

You acknowledge and agree that all information (financial, due diligence and other) provided by, or on behalf of, you to us has been and may continue to be relied upon by us in connection with any decision that we made or will make, including relating to this Agreement.

7.4. Compliance

You are in compliance with any and all federal, state, provincial and local laws, regulations and other legal requirements applicable to you. None of you, or your affiliates or any of your or their officers and directors (a) is the target of any economic and trade sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union, the United Kingdom, Canada, or other applicable jurisdictions, and (b) conduct any transactions prohibited by such sanctions authorities referenced in clause (a) above. You will pay all taxes imposed upon you (including your property and assets). You will always comply with each of your obligations, covenants and agreements in this Agreement, including those in Section 6.

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7.5. Eligibility

You have taken and will continue to take all measures necessary to attain and maintain eligibility to perform the services and activities you undertake to generate Future Receivables. You have valid permits, authorizations and licenses to own, operate and lease your properties and to conduct the business in which you engage. As of the Effective Date and Closing Date, you are and will be solvent. As of the Effective Date and Closing Date, you do not contemplate filing any petition of insolvency or bankruptcy protection nor do you anticipate, to the best of your knowledge, any involuntary petitions will be filed against you. As of the Effective Date and Closing Date, you do not intend to close your business or cease to operate your business, either permanently or temporarily.

7.6. Unencumbered Future Receivables

You have and will maintain good, complete and marketable title to the Specified Amount of Future Receivables, free and clear of any and all liabilities, liens (without provision for release), claims, charges, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated herewith, or adverse to our interests.

7.7. Business Purpose

You are entering into this Agreement solely for business purposes and not as a consumer for personal, family, household or investment purposes. You will only use the Advance for the purchase of products or services necessary to operate your business where the Approved Card or the Invoice Payment Dashboard is accepted. You will not direct or pay the Advance, directly or indirectly, in any manner, to (a) an affiliated or other non-arm’s length person (including yourself and your employees), or (b) any persons or entities that is the target of any economic and trade sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union, the United Kingdom, Canada or other applicable jurisdictions.

7.8. Changes Affecting Your Business Organization

You will not (a) sell, lease, dispose, assign, transfer or otherwise convey (“Dispose”) all or substantially all of your business or assets, or (b) effect any change of control, merger, amalgamation or consolidation, in each case without first obtaining our prior written consent (which may include requiring you to obtain the written agreement of the purchaser or transferee assuming all of your obligations under this Agreement pursuant to documentation and terms satisfactory to us and paying us in full the undelivered portion of the Specified Amount of Future Receivables and any other amounts owed to us under this Agreement). A “change of control” means (x) any merger, consolidation or acquisition of Company with, by or into another corporation, entity or person, or (y) any person or group of persons becomes the record or beneficial owner, directly or indirectly of more than fifty percent (50%) of the voting capital stock of Company in one or more related transactions. You will not materially change the goods or services you sell or otherwise enter into any transaction, in each case in a manner that reasonably could be expected to adversely harm our business or your business (including your ability to earn Future Receivables) without first notifying us and obtaining our prior written consent.

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7.9. Changes Affecting Your Business Characteristics

You agree not to effect any change in (a) your legal name, (b) taxpayer identification number or equivalent taxpayer identifier (if any), (c) organization number or equivalent entity identifier (if any), (d) your jurisdiction of organization, or (e) jurisdiction of your principal place of business or headquarters, in each case without prior written consent (which will not be unreasonably withheld).

7.10. Ownership of Connected Accounts

You are the rightful and sole owner of the Connected Accounts. You have the authority to withdraw or direct the withdrawal of funds from the Company Bank Account.

7.11. Litigation

There is no pending or threatened suit, claim, litigation, arbitration, mediation, action, proceeding or investigation to which you, your affiliates or your or your affiliates’ officers, directors, founders or principals is a party. Neither you nor your affiliates are subject to any outstanding order, writ, injunction, judgment or decree of any governmental entity.

7.12. Insurance

You are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Company believes to be prudent and customary in the businesses in which Company is engaged. Company has not been refused any insurance coverage sought or applied for and Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

8. EVENTS OF DEFAULT

The occurrence of any of the following events constitutes an “Event of Default”: (a) you breach any agreement, covenant, representation, or warranty in this Agreement, or fail to fulfill any obligation, and, such breach or failure will not have been remedied within two (2) days; (b) a change occurs in your ability to generate Future Receivables arising from actions undertaken by you with the purpose or intent of avoiding your obligations under this Agreement; (c) you intentionally fail to generate Future Receivables for the purpose of avoiding your obligations under this Agreement; (d) any representation, data, material, statement or information made or furnished to us by you or on your behalf is, or we have a reasonable good faith belief it is, fraudulent, false, incomplete or misleading at any time; and (e) you do not immediately give us written notice (with reasonable detail) upon you becoming aware of the existence of any condition or event which otherwise constitutes an Event of Default.

9. NOTICE OF EVENT OF DEFAULT; REMEDIES

You agree to immediately notify us once you become aware of any Event of Default.

If any Event of Default occurs:

(a)	Upon our request, the undelivered portion of the Specified Amount of Future Receivables and any other amounts owed to us under this Agreement shall be due and payable in full immediately.
(b)	We may proceed to protect and enforce our rights and remedies including by arbitration or lawsuit. You will pay us for any reasonable costs, fees and expenses we incur (including reasonable legal fees and disbursements) if we prevail in any action, suit, proceeding or arbitration except to the extent prohibited by law.

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(c)	We may engage someone else to help collect any amounts owed to us under this Agreement. You agree to pay any reasonable costs, fees and expenses we incur relating to such collection efforts (including reasonable legal fees and disbursements) except to the extent prohibited by law.
(d)	We may debit from any of your Connected Accounts, other bank accounts, other payment processor accounts, other billing platform accounts or other platform accounts, the undelivered portion of the Specified Amount of Future Receivables and any other amounts owed to us under this Agreement.
(e)	We may, without any notice to you and with immediate effect, cancel, block or otherwise prevent or terminate access to, the Approved Card and the Invoice Payment Dashboard (including, in each case, rescinding any payments), and dispute any charges made with them.

You will pay us for any reasonable costs, fees and expenses we incur (including reasonable legal fees and disbursements) related to any Event of Default or exercising any of our rights and remedies.

10. ADDITIONAL TERMS

10.1. Not a Loan

The Purchase Price evidences the purchase of the Specified Amount of Future Receivables. It is not intended to be, nor will it be construed as, a loan.

10.2. Use and Protection of Information

You acknowledge and agree that when you interact with us, we will collect personally identifiable data and other information (including such further information or data described in our Privacy Policy) from you when you (whether directly, or indirectly through a third party) provide such information, such as when you contact us with inquiries, or when you use our products and services (“Company Data”). Company Data may include: first and last name of authorized officers and business name; email address; phone number; street address; zip/postal code or city and state/province that you are located in; behavioral data such as usage statistics and business patterns (when linked with other personally identifiable data); Social Security Numbers/National Insurance Numbers/Social Insurance Numbers; Company Bank Account, Approved Card, credit card information and other payment or financial data; account information from third party sites and internet services; and email and other communication content.

You hereby grant us the right, during the term of this Agreement and following the termination or expiration of this Agreement, to collect, use, sell, license, store, retain, disclose and otherwise distribute Company Data (the “Authorization”), including for producing data analytics and reports for business, financing and other partners, for fraud prevention, analysis, improving, enhancing and other development of products and services and for any other business purpose, including as described below; provided, however, any personally identifiable Company Data will be de-identified or aggregated to the extent required by applicable law so that such data does not identify a specific person.

Under the Authorization, we may (without limitation):

(a)	monitor your activities and review, store and act on Company Data;
(b)	view statistics and other information regarding you, your Company Data and your accounts, platforms and payment processors;
(c)	access and retain information stored as part of your accounts, platforms and payment processors;
(d)	receive your Company Data in order to satisfy applicable law, regulation, legal process or enforceable governmental request;

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(e)	use and disclose Company Data to our subsidiaries, our affiliates and third parties, including our business, financing, loyalty and other partners, service providers, payment providers, sub-processors and contractors, including in the following circumstances: to support our business operations and our rights under this Agreement, including the delivery of any amounts owed to us under this Agreement; to a buyer or other successor in the event of a merger, divestiture, restructuring, reorganization, dissolution or other transfer of all or a portion of our business or an operating unit; to fulfill the purpose for which you provide such information to us or any other purpose disclosed by us when you provide the information to us; to protect the confidentiality or security of your records, to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liability, or for resolving disputes or inquiries; to comply with federal, state, provincial and local laws, rules and other applicable legal requirements, to comply with properly authorized civil, criminal or regulatory investigations, subpoenas, summons, bankruptcy notices by federal, state, provincial or local authorities (or other notifications of insolvency), or to respond to judicial process or government regulatory authorities that have jurisdiction over us for examination, compliance or other purposes as authorized by law; to the extent permitted or required under other provisions of laws to law enforcement, the Federal Trade Commission or self-regulatory organizations for an investigation related to public safety; in a manner permitted under our Privacy Policy; and in any other manner not prohibited by applicable law; and
(f)	share Company Data, whether aggregated or not, with our business and financing partners, including for jointly offered products and services (unless and to the extent prohibited by applicable law) and in any other manner permitted under our Privacy Policy.

It is agreed that all Company Data collected and stored as described in this Agreement is being done for a legitimate business purpose and may be transferred, processed and stored in the United States and Canada. You hereby grant us the right to use your name and logo and the names of your principals in our general promotional material unless you request otherwise in writing.

10.3. Confidentiality

You understand and agree that the provisions of this Agreement and any other related documentation, the status of this Agreement, any communications related to this Agreement, and any information provided to you by us (collectively, “Confidential Information”) are our proprietary and confidential information. Unless disclosure is required by law or court order, you will not disclose Confidential Information to any person other than your attorney, accountant, financial advisor or employees who need to know such information for the purpose of advising you (“Advisor”), provided such Advisor uses such information solely for the purpose of advising you and is bound by confidentiality obligations substantially similar to the terms of this Section 10.3.

10.4. Transfer and Assignment

You acknowledge and agree that we may sell, assign or otherwise transfer all or any portion of our rights, title, and interest in and to this Agreement, including our rights to receive the Specified Amount of Future Receivables outstanding and any other amounts owing or payable hereunder, to any other persons (the “assignees”) without prior notice to you and without your consent. You acknowledge and agree that the assignees may further sell, transfer or assign all or any portion of their rights, title, and interest in and to this Agreement to any other assignee without prior notice to you and without your consent. Your rights and obligations under this Agreement belong solely to you and may not be sold, assigned or otherwise transferred by you without our advance written consent. Any such attempted sale, assignment or transfer by you without our advance written consent is and will be void.

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10.5. Approved Transactions

All transactions processed on or through the Approved Card and the Invoice Payment Dashboard (together, the “Approved Payment Methods”) will be deemed approved by and made by you, including, regardless of whether such charges were authorized or made by you, your affiliates or your employees. If you believe that the Approved Card has been lost or stolen, or the Approved Card number (and, if applicable, cvc/cvv/cv2, password or pin), your Invoice Payment Dashboard log-in and password or a device that you use to access the Approved Payment Methods has been lost or stolen, or you suspect that someone is using your Approved Payment Methods without your permission, or that a transaction that you have not affirmatively authorized (without prejudice to the first sentence herein) has occurred, you must notify us immediately at support@clearbanc.com. You are responsible for all such transactions and losses. You agree and understand that you are responsible for maintaining the confidentiality of the Approved Card number (and, if applicable, cvc/cvv/cv2, password or pin) and your Invoice Payment Dashboard log-in and password. You must cooperate fully in any investigation by us, any bank, service provider and the authorities. We can, and you hereby authorize us to, at any time, without prejudicing our rights in this Agreement, block use of the Approved Card and the Invoice Payment Dashboard, dispute any charges and terminate and prevent use of the Approved Card and the Invoice Payment Dashboard (a) if we suspect unauthorized or fraudulent use, (b) during the course of any claim of fraud, (c) if we believe unusual or suspicious transactions are occurring, including if we believe a violation of Section 7.7 may occur, or (d) upon a default or an Event of Default. You understand, acknowledge and agree that we will not be responsible or liable in any way should any Approved Card or Invoice Payment Dashboard transaction not be approved or accepted, whether by us or a third party, even if you have sufficient funds available.

10.6. Set-Off

We may, in our sole and absolute discretion, recoup, set off or otherwise credit against the Advance or other amounts payable by us or our affiliates to you all present and future amounts owed by you to us or our affiliates arising from this Agreement or any other transaction with you or any of your affiliates whether or not related to this Agreement.

10.7. Additional Services

From time to time we may make available to you additional services and benefits, such as a rewards program or other loyalty-based offer. The additional services and benefits will be subject to separate terms and conditions. By accessing, accepting or using the additional services and benefits, you agree to the separate terms and conditions that apply to them. The additional services and benefits may be changed or cancelled at any time for any reason without notice to you. You understand and acknowledge that certain additional services and benefits may be provided by third parties. We are not responsible or liable in any way for any additional services or benefits that we do not directly provide to you. If you have any dispute regarding such additional services or benefits, you understand that you must deal directly with the third-party provider of such additional service or benefit. You understand that we may receive compensation from the third-party provider as a result of your access, acceptance or use of such additional services and benefits, and our compensation will vary by third party provider and the additional service or benefit.

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11. MISCELLANEOUS

11.1. Modifications; Amendments; Construction; and Exchange Rate

No modification, amendment or waiver of any provision of this Agreement will be effective unless it is in writing and duly signed by us and you. The headings of the sections and subsections are inserted for convenience only and under no circumstances will they affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, the terms “include”, “includes,” and “including” mean without limitation by reason of enumeration.

If funds are received, distributed, or spent in a currency other than the “Currency”, any requisite currency translation will be based on the rate of exchange between the applicable currency and the “Currency” as determined by us.

11.2. Notices

Except as otherwise provided in this Agreement, any notice given under this Agreement must be in writing but may be provided to you electronically. Notices will be deemed given when properly addressed and deposited in the U.S. mail, postage prepaid, First Class mail; delivered in person; or sent by registered mail; by certified mail; by nationally recognized overnight courier; by electronic mail to you; posted on our website or in your customer account with us; or otherwise made available to you. Notice to you will be sent to your last known address in our records. Notice to us may be sent to CFT Clear Finance Technology Corp., 2810 N Church St #68100, Wilmington, DE 19802-4447 with a copy to support@clearbanc.com (which such copy will not constitute notice to us). You agree to notify us immediately if you change your name, your physical or electronic mail address or your other contact information or other information that you provide to us or that is provided to us on your behalf, or if you are the subject of a bankruptcy or insolvency proceeding.

11.3. Waiver

No delay on our part in exercising any right or remedy under this Agreement will operate as a waiver, nor will any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise of any other right or remedy. Notwithstanding anything to the contrary in this Agreement, all of our rights and remedies in connection with this Agreement may be exercised at any time by us, are cumulative and not exclusive, and are in addition to any other rights and remedies available to us in law, equity or otherwise.

11.4. Binding Effect

This Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

11.5. Governing Law; Forum

This Agreement is governed by, and will be construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflict of laws. By executing this Agreement, you agree to submit to the exclusive jurisdiction of any state or federal court sitting in New Castle County, Delaware for any and all disputes asserting a breach of this Agreement. The forum selection provision does not apply to Section 11.11 or to any arbitration proceeding.

11.6. Term and Survival

This Agreement will continue in full force and effect until all obligations, covenants and agreements in this Agreement have been paid and satisfied in full. Without limiting the previous sentence, (a) Sections 10 and 11 will survive beyond termination or expiration of this Agreement without limitation, and (b) our rights, remedies and benefits under Sections 10 and 11 will survive any sale, assignment or other transfer (whether undertaken in connection with a sale, merger or other change of control transaction, and whether voluntarily or by operation of law) by us of our rights and obligations under this Agreement.

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11.7. Severability

Except as provided in Section 11.11, if any provision of this Agreement is to any extent held invalid or unenforceable, such provision will be excluded to the extent of such invalidity or unenforceability and all other provisions will remain in full force and effect. To the fullest extent possible, the invalid or unenforceable provision will be deemed replaced by a provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable provision. If application of this severability provision should materially and adversely affect the economic substance of the transactions contemplated by this Agreement, the party adversely impacted will be entitled to compensation for such adverse impact, provided the reason for the invalidity or unenforceability is not due to the action or inaction of the party seeking compensation.

11.8. Entire Agreement

This Agreement and the Authorization Agreement contain the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, whether oral or in writing, concerning the subject matter of this Agreement.

Except with respect to the Existing Terminating Revenue Share Agreement, this Agreement will not by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect our rights and remedies under any revenue share agreement between you and us, royalty agreement between you and us or other agreement between you and us relating to Future Receivables, and will not alter, modify, amend, constitute a waiver of or in any way affect any of the terms, conditions, obligations, covenants or agreements contained therein, all of which are ratified and affirmed in all respects and will continue to be in full force and effect and will continue to constitute the legal, valid, binding and enforceable obligation of Company.

11.9. Jury Trial Waiver

THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR THE ENFORCEMENT OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH WAIVER IS PROHIBITED BY LAW. THE PARTIES ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER BEING PROVIDED WITH THE OPPORTUNITY TO CONSIDER THE RAMIFICATIONS OF THIS WAIVER WITH THEIR LEGAL REPRESENTATION (INCLUDING ATTORNEYS).

11.10. Class Action Waiver

THE PARTIES WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY, ITS PARENT COMPANIES, AFFILIATES, SUBSIDIARIES, PREDECESSORS, SUCCESSORS, ASSIGNS, AGENTS, CONTRACTORS, EMPLOYEES, OFFICERS, DIRECTORS OR REPRESENTATIVES, AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OR IN ANY OTHER REPRESENTATIVE ACTION, EXCEPT TO THE EXTENT SUCH WAIVER IS PROHIBITED BY LAW. TO THE EXTENT THIS PROVISION ALLOWS EITHER PARTY TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT THE PREVAILING PARTY WILL NOT BE ENTITLED TO RECOVER LEGAL FEES AND DISBURSEMENTS OR ANY OF THE COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT).

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11.11. Arbitration

If either party requests to arbitrate any Claim (defined below) before an answer or dispositive motion is filed in a proceeding that arises out of or relates to this Agreement, the other party agrees to arbitrate such Claim. The party making the request (the “requesting party”) must commence an arbitration proceeding within thirty (30) days of its request with either the Judicial Arbitration and Mediation Services (“JAMS”) or the American Arbitration Association (“AAA”). The parties agree that any such arbitration proceeding will take place in Wilmington, Delaware and hereby waive any objection that such venue is an inconvenient forum. The arbitration proceeding will be governed by the rules and procedures for commercial disputes of the arbitration organization to which the Claim is referred. Streamlined arbitration rules and procedures will be used if available. If for any reason the selected arbitration organization cannot, will not, or ceases to, serve as an arbitration administrator, the requesting party may substitute the other organization identified in this paragraph or another widely recognized arbitration organization that uses similar rules or procedures and is mutually acceptable to both parties. In the event of a substitution where the parties cannot agree on an arbitration organization, then either party may ask a court of competent jurisdiction to appoint a qualified arbitration organization.

For purposes of this arbitration provision, “Claim” means any claim, dispute or controversy (whether in contract, tort, or otherwise) past, present or future. The term “Claim” is to be given the broadest possible meaning and includes any Claim arising from or relating to (a) your offer for sale and our acceptance for purchase of Future Receivables, (b) your or our use or non-use of the Approved Card, the Invoice Payment Dashboard, or any online customer portal we may make available to you through our website, (c) a Directed Payment Instruction, (d) any transactions effected pursuant to this Agreement, (e) provisions of, or change of, or addition of, provisions to this Agreement, (f) collection of your obligations arising from this Agreement, (g) advertisements, promotions or oral or written statements relating to this Agreement or any transactions between you and us pursuant to this Agreement, including any Claim regarding information obtained by us from, or reported by us to, credit reporting agencies or others, (h) disputes between you and us or our parent companies, wholly or majority owned subsidiaries, affiliates, predecessors, successors, assigns, agents, contractors, employees, officers, directors or representatives arising from any transaction between you and us pursuant to this Agreement, (i) disputes regarding the validity, enforceability or scope of this arbitration provision or this Agreement, or (j) this Agreement.

YOU MAY OPT-OUT OF THIS ARBITRATION PROVISION WITHIN THIRTY (30) DAYS OF THE DATE YOU SIGN THIS AGREEMENT BY SENDING NOTICE OF YOUR DECISION TO OPT-OUT, ALONG WITH YOUR NAME, PHONE NUMBER, EMAIL ADDRESS AND MAILING ADDRESS, TO SUPPORT@CLEARBANC.COM OR CFT CLEAR FINANCE TECHNOLOGY CORP. 2810 N CHURCH ST #68100, WILMINGTON, DE 19802-4447.

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IF ARBITRATION IS COMMENCED, YOU ACKNOWLEDGE THAT NEITHER YOU NOR WE WILL HAVE THE RIGHT TO (I) HAVE A COURT OR JURY DECIDE THE CLAIM BEING ARBITRATED, (II) ENGAGE IN DISCOVERY (THAT IS, THE RIGHT TO OBTAIN INFORMATION FROM THE OTHER PARTY) TO THE SAME EXTENT THAT YOU OR WE COULD IN COURT, (III) PARTICIPATE AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OF CLAIMANTS IN A CLASS ACTION, OR REPRESENTATIVE ACTION IN COURT OR IN ARBITRATION, RELATING TO ANY CLAIM SUBJECT TO ARBITRATION, OR (IV) JOIN OR CONSOLIDATE CLAIMS OTHER THAN YOUR OWN OR OUR OWN. OTHER RIGHTS AVAILABLE IN COURT MAY NOT BE AVAILABLE IN ARBITRATION. IF A CLAIM IS BROUGHT SEEKING PUBLIC INJUNCTIVE RELIEF AND A COURT DETERMINES THAT THE RESTRICTIONS IN THIS SECTION AND/OR THE SECTION TITLED “CLASS ACTION WAIVER” ARE UNENFORCEABLE WITH RESPECT TO THAT CLAIM (AND THAT DETERMINATION BECOMES FINAL AFTER ALL APPEALS HAVE BEEN EXHAUSTED), THE CLAIM FOR PUBLIC INJUNCTIVE RELIEF WILL BE LITIGATED IN COURT AND ANY INDIVIDUAL CLAIMS SEEKING MONETARY RELIEF WILL BE ARBITRATED. IN SUCH A CASE THE PARTIES WILL REQUEST THAT THE COURT STAY THE CLAIM FOR PUBLIC INJUNCTIVE RELIEF UNTIL THE ARBITRATION AWARD PERTAINING TO INDIVIDUAL RELIEF HAS BEEN ENTERED IN COURT. IN NO EVENT WILL A CLAIM FOR PUBLIC INJUNCTIVE RELIEF BE ARBITRATED.

Except as set forth below, the arbitrator’s decision will be final and binding. Only a court may decide the validity of items (iii) and (iv) in the preceding paragraph. If a court finally holds that items (iii) or (iv) are limited, invalid or unenforceable, then this entire arbitration provision will be null and void. You or we can appeal any such holding. If a court holds that any other part of this arbitration provision (other than items (iii) and (iv)) are invalid, then the remaining parts of this arbitration provision will remain in force. An arbitrator will decide all other issues pertaining to arbitrability, validity, interpretation and enforceability of this arbitration provision. The decision of an arbitrator is as enforceable as any court order and may be subject to very limited review by a court. An arbitrator may decide a Claim upon the submission of documents alone. A party may request a telephonic hearing if permitted by applicable rules and each party hereby consents to the other party participating by telephone. The exchange of non-privileged information relevant to the Claim between the parties is permitted and encouraged. Either party may submit relevant information, documents or exhibits to the arbitrator for consideration in deciding a Claim. Unless both you and we otherwise agree in writing, any arbitration will be conducted only on an individual basis and not in a class, collective, consolidated, or representative proceeding. However, you and we each retain: (a) the right to bring an individual action in a small claims court having jurisdiction over claims not exceeding US$10,000; and (b) the right to seek injunctive or other equitable relief in a court of competent jurisdiction to prevent the actual or threatened infringement, misappropriation or violation of a party’s copyrights, trademarks, trade secrets, patents or other intellectual property rights.

For a copy of relevant rules and procedure, to file a Claim or for other information about JAMS and AAA, write them, visit their website or call them at: (a) for JAMS, 1920 Main Street, Suite 300, Irvine, CA 92614, info@jamsadr.com, http://www.jamsadr.com, or 1-800-352-5267; or (b) for AAA, 1633 Broadway, 10th Floor, New York, NY 10019, websitemail@adr.org, http://www.adr.org, or 1-800-778-7879.

If your claim does not exceed US$10,000, then any arbitration will be conducted solely on the basis of documents you and we submit to the arbitrator, unless you request a hearing and the arbitrator determines that a hearing is necessary. If your claim exceeds US$10,000, your right to a hearing will be determined by the rules of the selected arbitration organization.

If either party fails to submit to arbitration following a proper demand to do so, that party will bear the costs and expenses, including reasonable legal fees and disbursements, incurred by the party compelling arbitration. The party initiating the arbitration will pay the filing fee. You may seek a waiver of the initial filing fee or any other fees incurred in arbitration. IF YOU BELIEVE YOU CANNOT PAY OR YOU WILL NOT BE ABLE TO PAY THE FILING FEE OR OTHER FEES REQUIRED TO INITIATE ARBITRATION, NOW OR IN THE FUTURE, WE RECOMMEND YOU OPT-OUT OF THIS ARBITRATION PROVISION IN THE MANNER DESCRIBED ABOVE.

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Except in the case of an Event of Default provided for in Section 8 (in which case the terms in Section 9 will apply) or the situation in which either party fails to submit to arbitration following a proper demand to do so, each party will pay for its respective legal representation (including attorneys), experts’ and witness fees, regardless of which party prevails in the arbitration. A party may recover any or all expenses from the other party if the arbitrator, applying applicable law, so determines. Allocation of fees and costs relating to appeals in arbitration will be handled in the same manner. For an explanation and schedule of the fees that apply to an arbitration proceeding, please contact the organizations at the addresses above. The appropriate fee schedule in effect from time to time is incorporated by reference into this arbitration provision. The cost of arbitration may be higher or lower than the cost of bringing a Claim in court, depending upon the nature of the Claim and how the arbitration proceeds. Having more than one Claim and holding face-to-face hearings can increase the cost of arbitration. Again, neither you nor we will be permitted to arbitrate claims other than an individual basis. An arbitration proceeding can decide only your or our Claims. You cannot join other parties (or consolidate Claims).

This arbitration provision is made pursuant to a transaction involving interstate commerce and will be governed by the Federal Arbitration Act (“FAA”), 9 U.S.C. §§ 1 et seq., as amended, notwithstanding any other governing law provision in this Agreement. The arbitrator will apply applicable substantive law consistent with the FAA and applicable statutes of limitations and will honor claims of privilege recognized at law. Judgment upon any arbitration award may be entered and enforced, including by garnishment, attachment, foreclosure or other post-judgment remedies, in any court having jurisdiction. The arbitrator’s decision will be final and binding, except for any right of appeal provided by the FAA, in which case any party can appeal the award to a three-arbitrator panel administered by the selected arbitration administrator. The panel will reconsider de novo (that is, without deference to the ruling of the original arbitration) any aspect of the initial award requested by the appealing party.

This arbitration provision will continue to govern any Claim that may arise without regard to any termination or expiration of this Agreement. If any portion of this arbitration provision (other than the provisions prohibiting class-wide arbitration, joinder or consolidation) is deemed invalid or unenforceable under the FAA, it will not invalidate the remaining portions of this arbitration provision. If a conflict or inconsistency arises between the rules and procedures of the selected arbitration administrator and this arbitration provision, this arbitration provision will control.

11.12. Limitation of Liability; Disclaimers; Indemnification; No Fiduciary Relationship

IN NO EVENT WILL WE BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY: (A) SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, EXTRAORDINARY, LIQUIDATED, OR CONSEQUENTIAL DAMAGES; (B) LOST PROFITS OR BUSINESS, LOSS OF USE, LOSS OF DATA, BUSINESS INTERRUPTION, TEMPORARY INTERRUPTIONS IN SERVICES (INCLUDING IF WE ARE UNABLE TO COMPLETE A TRANSACTION), LOSS OF BUSINESS REPUTATION, LATE PENALTIES, LATE PAYMENTS, CANCELLATION OF THIRD PARTY CONTRACTS OR LOSS OF GOODWILL; OR (C) COSTS OF PROCURING SUBSTITUTE PRODUCTS OR SERVICES; IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND ANY RELATED PRODUCT OR SERVICE. UNLESS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, OUR LIABILITY TO YOU FOR ANY CAUSE WHATEVER AND REGARDLESS OF THE FORM OF THE ACTION, WILL AT ALL TIMES BE LIMITED TO US$500. THE LIABILITIES LIMITED IN THIS PARAGRAPH APPLY: (I) WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE; (II) WHETHER OR NOT WE HAVE BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES IN QUESTION AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE; AND (III) EVEN IF YOUR REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE. YOU ACKNOWLEDGE THAT IF NO FEES HAVE BEEN PAID TO US IN CONNECTION WITH THIS AGREEMENT, YOU WILL BE LIMITED TO INJUNCTIVE RELIEF ONLY, UNLESS OTHERWISE PERMITTED BY LAW, AND WILL NOT BE ENTITLED TO DAMAGES OF ANY KIND FROM US, REGARDLESS OF THE CAUSE OF ACTION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES OR THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES. IF APPLICABLE LAW LIMITS THE APPLICATION OF THE PROVISIONS OF THIS SECTION, OUR LIABILITY WILL BE LIMITED TO THE MAXIMUM EXTENT PERMITTED BY LAW.

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THE APPROVED CARD, THE INVOICE PAYMENT DASHBOARD AND ANY ONLINE CUSTOMER PORTAL WE MAY MAKE AVAILABLE TO YOU THROUGH OUR WEBSITE IS OFFERED AND MADE AVAILABLE ON AN “AS IS” AND “AS AVAILABLE” BASIS. YOU AGREE THAT YOUR ACCESS AND USE OF THE APPROVED CARD, THE INVOICE PAYMENT DASHBOARD AND ANY ONLINE CUSTOMER PORTAL WE MAY MAKE AVAILABLE TO YOU THROUGH OUR WEBSITE IS AT YOUR SOLE RISK AND DISCRETION. WE AND OUR PARTNERS (INCLUDING BUSINESS, FINANCING AND OTHER PARTNERS), SERVICE PROVIDERS, PAYMENT PROVIDERS, SUB-PROCESSORS AND CONTRACTORS MAKE NO REPRESENTATIONS, WARRANTIES, COVENANTS OR GUARANTEES OF ANY KIND REGARDING THE ACCURACY, RELIABILITY, COMPLETENESS, OPERATION, SECURITY, USABILITY OR AVAILABILITY OF THE APPROVED CARD, THE INVOICE PAYMENT DASHBOARD AND ANY ONLINE CUSTOMER PORTAL WE MAY MAKE AVAILABLE TO YOU THROUGH OUR WEBSITE. WE AND OUR PARTNERS (INCLUDING BUSINESS, FINANCING OTHER SIMILAR PARTNERS), SERVICE PROVIDERS, PAYMENT PROVIDERS, SUB-PROCESSORS AND CONTRACTORS DISCLAIM ALL EXPRESS, IMPLIED, OR STATUTORY WARRANTIES OF TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. NO DATA, SERVICE OR COMMUNICATION PROVIDED TO YOU WILL CREATE OR IMPLY ANY WARRANTY TO YOU. WE AND OUR PARTNERS (INCLUDING BUSINESS, FINANCING AND OTHER PARTNERS), SERVICE PROVIDERS, PAYMENT PROVIDERS, SUB-PROCESSORS AND CONTRACTORS MAKE NO REPRESENTATIONS, WARRANTIES, COVENANTS OR GUARANTEES OF ANY KIND THAT THE APPROVED CARD, THE INVOICE PAYMENT DASHBOARD OR ANY ONLINE CUSTOMER PORTAL WE MAY MAKE AVAILABLE TO YOU THROUGH OUR WEBSITE IS FREE OF BUGS, DEFECTS, OR ERRORS, OR INFECTION FROM ANY VIRUSES OR OTHER CODE OR COMPUTER PROGRAMMING ROUTINES THAT CONTAIN CONTAMINATING OR DESTRUCTIVE PROPERTIES OR THAT ARE INTENDED TO DAMAGE, SURREPTITIOUSLY INTERCEPT, OR EXPROPRIATE ANY SYSTEM, DATA, OR PERSONAL INFORMATION. WE AND OUR PARTNERS (INCLUDING BUSINESS, FINANCING AND OTHER PARTNERS), SERVICE PROVIDERS, PAYMENT PROVIDERS, SUB-PROCESSORS AND CONTRACTORS MAKE NO REPRESENTATIONS, WARRANTIES, COVENANTS OR GUARANTEES OF ANY KIND THAT WE WILL CORRECT ANY DEFECTS IN THE APPROVED CARD, THE INVOICE PAYMENT DASHBOARD OR ANY ONLINE CUSTOMER PORTAL WE MAY MAKE AVAILABLE TO YOU THROUGH OUR WEBSITE EVEN WHEN ADVISED OF SUCH DEFECTS.

You, your successors and permitted assignees agree to defend, indemnify and hold harmless us, including our affiliates and our and their respective officers, directors, shareholders and employees, from and against all losses, claims, obligations, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, demands and expenses of whatever kind, including reasonable legal fees and disbursements and the cost of enforcing our rights under this Agreement, in whole or in part, arising out of, resulting from, or attributable to any Event of Default by you or your violation of any third party right. We will provide notice to you of any such claim, suit or demand. We reserve the right to assume the exclusive defense and control of any matter which is subject to the obligations under this section. In such case, you agree to cooperate with any reasonable requests assisting our defense of such matter.

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We do not have any fiduciary or other special relationship to you or any of your stockholders or affiliates. We have not assumed an advisory or fiduciary responsibility in your favor or any of your stockholders or affiliates. You acknowledge and agree that you have consulted your own legal, tax and financial advisors to the extent you deem appropriate and that you are responsible for making your own independent judgment with respect to entering into this Agreement and the transactions and the process leading to it. We will rely on those acknowledgments in entering into this Agreement. You agree that you will not claim that we have rendered advisory services of any nature or respect, or we owe a fiduciary or similar duty to you.

11.13. Electronic Transactions; Consent to Contact by Electronic and Other Means

You agree to transact business by electronic means. You agree that we may contact you as provided in this paragraph. We may contact you for any lawful reason, including for the collection of outstanding amounts under this Agreement and for the offering of products or services in compliance with our Privacy Policy in effect from time to time. No such contact will be deemed unsolicited or without express consent. We may (a) contact you at any address (including electronic mail) or telephone number (including wireless cellular telephone or ported landline telephone number) as you may provide to us from time to time, even if you asked to have your number added to any federal, state, provincial or other do-not-call registry, (b) use any means of communication, including postal mail, electronic mail, telephone, or other technology, to reach you, (c) use automatic dialing and announcing devices which may play recorded messages, and (d) send text messages to your telephone. You agree that we will not be liable to you for any such calls or electronic communications, even if information is communicated to an unintended recipient. You understand that, when you receive such calls or electronic communications, you may incur a charge from the company that provides you with telecommunications, wireless or Internet services. You agree that we have no liability for such charges. You agree to immediately notify us if you change telephone numbers or are otherwise no longer the subscriber or customary user of a telephone number you have previously provided to us.

11.14. Further Assurances

You agree to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, documents, agreements, instruments, and assurances as may reasonably be required from time to time by us for the carrying out or performing of the provisions of this Agreement.

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This Agreement has been executed by the parties as of the Effective Date.

kidpik corp

By:	/s/ Moshe Dabah	10/22/2021
Name:	Moshe Dabah	Date
Title:	kidpik corp - Authorized Representative

CFT Clear Finance Technology Corp.

By:	/s/ Andrew D’Souza	10/25/2021
Name:	Andrew D’Souza	Date
Title:	CEO

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